                                                                    EXHIBIT 99.1

            [eVENTURES LOGO]                       [NOVO NETWORKS LOGO]

Contact:

Chad E. Coben                                    Stewart Lewack, Joseph Jaffoni
Novo Networks, Inc.                              Jaffoni & Collins Incorporated
214/777-4100  ccoben@novonetworks.net            212/835-8500; novo@jcir.com

                eVENTURES GROUP FIRST QUARTER REVENUES RISE 114%;
                          CHANGES NAME TO NOVO NETWORKS

         DALLAS, Texas, November 10, 2000 - eVentures Group Inc. (OTC BB:EVNT), a broadband network services company providing data transport, Internet access and value added communications services, today announced financial results for its fiscal first quarter ended September 30, 2000. The Company also reported that it will change its name to Novo Networks to reflect the Company's focus on providing packet-based network communications services. The Company expects the formal name change to take effect in mid-December.

Revenues for the three-month period ended September 30, 2000 increased 114% to $18.6 million from $8.7 million in the year-ago quarter. During the quarter, the number of voice and data traffic minutes transported over the Company's communications network increased 73% from the year-ago period to 133 million minutes. Broadband service revenues generated primarily from high capacity data transport services were $800,000 for the period, a 45% sequential increase from the fiscal 2000 fourth quarter ended June 30, 2000. The recent expansion of the Company's next generation network has allowed Novo Networks to create a new revenue stream by adding these broadband



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NOVO NETWORKS REPORTS FIRST QUARTER RESULTS, 11/10/00                   page 2

transport services to its service platform. As the Company continues to expand its network over the next several years, it anticipates that this revenue category will continue to experience robust levels of growth.

The Company achieved a gross profit of $1.3 million during the quarter, representing the fourth consecutive quarter of positive gross profit for the Company.

Novo Networks' negative EBITDA for the first quarter was $5.5 million, reflecting higher operating expenses due to the Company's growth and investments in building its network. After giving effect to non-cash charges and other items totaling $10.7 million, including depreciation and amortization of approximately $6.5 million and equity losses in affiliates of approximately $4.1 million, the Company reported a net loss of $16.2 million, or $0.31 per share, compared to a net loss of $3.3 million, or $0.20 per share, in the fiscal 2000 period. The weighted average number of shares outstanding for the first quarters of fiscal 2001 and 2000 were 51,989,562 and 16,547,331, respectively, and reflect the issuance of shares pursuant to acquisitions and financings completed last year.

                  Jeffrey A. Marcus, Chairman and Chief Executive Officer of Novo Networks, commented, "Novo Networks experienced another quarter of exceptional internal growth in our broadband network services business, which continues to benefit from the growing popularity and acceptance of IP communications as a viable alternative to outdated circuit-switched networks. Importantly, we added 12 new broadband transport customers during the period, which helped drive a 45% sequential increase in broadband service revenues. Aggressively adding new data transport customers will continue to be a top priority for our Company."

During the fiscal 2001 first quarter and subsequent to this period, Novo
Networks:

o Consolidated the assets, network and management of its three wholly-owned operating subsidiaries - AxisTel Communications, e.Volve Technology Group and Internet Global Services - to form a unified entity dedicated to providing broadband data transport, Internet access and value added services to communications, Internet and application service providers;

                                     -more-

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NOVO NETWORKS REPORTS FIRST QUARTER RESULTS, 11/10/00                   page 3

o Reorganized the management team with 14 senior executives overseeing the development and management of the Company's network and service platform;

o Saw PhoneFree.com, a Novo Networks portfolio company, strengthen its position as the leading voice, video and data Internet communications provider across all key statistics, according to September 2000 Jupiter Media Metrix figures;

                  Mr. Marcus continued, "The `eVentures name served our company well, but as our business plan has evolved, so has our need for corporate identity that better reflects our operating focus and mission. `Novo' means `new' in Latin, and by providing our customers with next generation communications infrastructure, we couldn't have chosen a more fitting name for our Company."

         About Novo Networks (http://www.novonetworks.net/)

         Novo Networks is a global broadband network services company providing transport, Internet access and value added communications services over an expanding, facilities-based network. Our network currently has POPs in 31 domestic and 9 international cities. Customers include leading communications carriers, businesses and consumers worldwide. The Company also has significant equity stakes in emerging Internet communication companies such as PhoneFree.com, ORB, Inc. and Lineabox, among others.

The statements in this press release which are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Such statements involve risks and uncertainties which could cause actual results to differ materially from management's expectations. Such risks and uncertainties include, but are not limited to, the risks of integrating our operating companies and financing and managing our rapid growth, as well as the risks detailed in our filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K. eVentures Group, Inc.

                                     -more-

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NOVO NETWORKS REPORTS FIRST QUARTER RESULTS, 11/10/00                   page 4


disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.


                      (tables and supplemental data follow)


                                     -more-
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NOVO NETWORKS REPORTS FIRST QUARTER RESULTS, 11/10/00                   page 5



                               NOVO NETWORKS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                     Three Months Ended
                                                       September 30,
                                                    2000            1999
                                                ------------    ------------
Revenues                                        $ 18,597,027    $  8,675,719

Direct costs                                      17,341,332       8,729,520
                                                ------------    ------------

Gross profit (loss)                                1,255,695         (53,801)

Selling, general and
  administrative expenses                          6,712,161       1,355,148
                                                ------------    ------------
EBITDA                                            (5,456,466)     (1,408,949)
                                                ------------    ------------

Stock-based compensation                             431,417              --
  Depreciation and amortization                    6,468,935         460,884
                                                ------------    ------------

Loss from operations,
  before other income and expense                (12,356,818)     (1,869,833)

Other (income) expenses:
Interest income, net                                (306,055)        519,231
Write-off of unamortized debt discount                    --         917,615
Equity in losses of affiliates                     4,070,989          18,730
Foreign currency gain                                 (2,845)         (6,502)
Other                                                 75,031          (6,588)
                                                ------------    ------------
                                                   3,837,120       1,442,486
                                                ------------    ------------

Net loss available to common Shareholders       $(16,193,938)   $ (3,312,319)
                                                ============    ============

Net loss per share (basic & diluted)            $      (0.31)   $      (0.20)
                                                ============    ============

Weighted average number of Shares outstanding     51,989,562      16,547,331
                                                ============    ============


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